As filed with the Securities and Exchange Commission on September 22, 2017
Registration No. 333‑170678

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PORTER BANCORP, INC. (Exact name of Registrant as specified in its charter)

Kentucky	61-1142247
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2500 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 499-4800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Phillip W. Barnhouse
Chief Financial Officer
Porter Bancorp, Inc.
2500 Eastpoint Parkway
Louisville, Kentucky 40223
(502) 499-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Alan K. MacDonald
Frost Brown Todd LLC
400 West Market Street, Suite 3200
Louisville, KY 40202
(502) 589-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

This Post-Effective Amendment No.1 is being filed to remove from registration any and all of the Registrant's Common Shares, no par value (as adjusted for stock splits, dividends, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding common stock), registered pursuant to this Registration No. 333-170678 that remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on September 22, 2017.
                                                PORTER BANCORP, INC.
                                                By:            /s/ Phillip W. Barnhouse
                                             Name:  Phillip W. Barnhouse
                                             Title:  Chief Financial Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.